SUB-ITEM 77H

As of June 30, 2012, the following entity owns 25% or more of the voting securities of MFS Strategic Income Series:

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|PERSON/ENTITY                     |PERCENTAGE|
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|KANSAS CITY LIFE INSURANCE COMPANY|26.98%    |
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As  of  June  30, 2012, the following entity owns 25%  or  more  of  the  voting securities of MFS Total Return Series:

PERSON/ENTITY
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|                                         |PERCENTAGE|
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|HARTFORD LIFE & ANNUITY INSURANCE COMPANY|41.70%    |
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As of June 30,  2012,  the  following  entity  no longer owns 25% or more of the voting securities of MFS Utilities Series:

---------------------------------
|PERSON/ENTITY                  |
---------------------------------
|NEW YORK LIFE INSURANCE COMPANY|
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